UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: October 9, 2017 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

10655 NE 4th St. Bellevue, WA		98004 (Zip Code)
(425) 318-3888 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into Definitive Agreement

On October 9, 2017, DigitalTown, Inc., a Minnesota corporation (the “Company”) entered into an Agreement for the Purchase and sale of assets (the “Asset Purchase Agreement”) of Congo, Ltd., a Colorado corporation (“Congo”), dba JustLegal.  Pursuant to the Asset Purchase Agreement, the Company will acquire certain assets from Congo for a total purchase price of $1,275,000.  In exchange for the assets purchased, the Company shall issue to Congo Three Million (3,000,000) shares of previously unissued Company restricted common stock at $.40 per share, plus pay Seventy-Five Thousand Dollars ($75,000) in cash at Closing.  Closing is expected to occur on or before December 5, 2017.  The Asset Purchase Agreement contains customary representations and warranties.

The foregoing description of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.01 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Section 9 Exhibits and Financial Statements

Item 9.01 Exhibits

Exhibit 10.1

Agreement and Plan of Asset Purchase

SIGNATURES

Dated: October 12, 2017	DIGITALTOWN, INC

	By:	/s/ Robert W. Monster
Robert W. Monster, CEO